Exhibit 10.27

December 16, 2024

Dear Carlos,

We are pleased to offer you employment as Chief Technology Officer at Mister Car Wash! We look forward to a tentative start date of January 20, 2024.

Your position is classified as full time, exempt, and your salary will be $400,000 annually payable bi-weekly, also included in your compensation package are the following items:

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Bonus—You will be eligible for a target bonus of 40% of your annual salary, payable after the annual earnings release. Note that payment of bonuses is contingent upon the company’s attainment to our financial plan and your continued employment as of the payment date.
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Sign-On Bonus —Pursuant to our conversation, you will receive a one-time bonus of $75,000 subject to normal tax withholdings. If employment is terminated before your two-year anniversary, you will be obligated to repay the full amount of the bonus.
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Long-Term Incentive (LTI) — Subject to approval by the Compensation Committee of the Board of Directors, you will be eligible on an annual basis for a grant of nonqualified stock options (NQSO) and restricted stock units (RSU) with a value of $250,000 (subject to proration based on the date of grant) and a three- year vesting period. We anticipate the grant will be split 50/50 between NQSO and RSU. The eligibility, valuation, vesting, and other details are subject to the 2021 Incentive Award Plan and may be modified by the Board of Directors.
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Phone Reimbursement—You will be eligible for a monthly phone reimbursement of $100, which annualizes to $1,200. Phone reimbursements are payable on the first paycheck of each month.
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Relocation Assistance—You will receive a Tier V relocation package which includes household goods moving assistance from our relocation partners, NEI, as well as a $15,000 net lump sum for incidentals. Please see attached policy with further details on what the policy includes. Mister will also cover 30 days of temporary housing (facilitated through NEI) to support your transition.
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Paid Time Off (PTO)—You will be eligible to use PTO subject to your supervisor’s approval. Corporate-exempt employees do not accrue to or debit from a PTO bank.

www.mistercarwash.com

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Health Benefits—You will be eligible to participate in the company’s medical, dental, vision, life, AD&D, and short-term disability plans on the first day of the calendar month following your first 30 days of service.
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Retirement Benefits—Mister Car Wash provides the option of a traditional or Roth 401(k) with a company match. You will become eligible after six months of service.
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Employee Stock Purchase Program (ESPP) —Become an owner in our company by purchasing stock through Mister’s ESPP at a 15% discount! You will be eligible to sign up for the ESPP during the next offering period after 6 months of service.

Please visit benefits.mistercarwash.com for a full list and explanation of our benefit programs.

This offer is contingent upon:

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Satisfactory completion of a background investigation prior to the start of your employment.
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Verification of your right to work in the United States as demonstrated by your completion of the Form I-9 upon hire and your submission of acceptable documentation (as noted on the Form I-9) verifying your identity and work authorization within three days of the start of your employment.
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Your written acknowledgement within one week of your start date of the Confidential Information and Invention Assignment Agreement available through Dayforce.

Congratulations on behalf of the entire company! We trust that your knowledge, skills, and experience will provide significant value to the organization, and we look forward to seeing all that you will accomplish.

Sincerely,

/s/ John Lai

John Lai CEO

In this position, your employment is “at-will”, meaning that either you or Mister Car Wash can end the employment relationship at any time, with or without cause, and for any reason not prohibited by law except as otherwise agreed by the company and you in writing. Your employment at-will relationship cannot be changed or modified except by written instrument signed by an executive officer of the company.

www.mistercarwash.com

To accept this offer:

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Sign and date this document where indicated below.
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Email the signed document to talent@mistercarwash.com.

I accept this offer for at-will employment with Mister Car Wash per the terms set forth above.

Signature: /s/ Carlos Chavez	Date: 12/17/2024
Email:

www.mistercarwash.com